Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mobilicom Limited

Level 21, 459 Collins Street

Melbourne, Victoria, 3000

Australia

We hereby consent to the incorporation by reference to the Prospectus constituting a part of this Post Effective Amendment No. 3 to the Registration Statement on Form F-1 of our report dated March 27, 2025, relating to the consolidated financial statements of Mobilicom Limited, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Tel-Aviv, Israel	/s/ Ziv Haft
August 12, 2025	Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv 03-6386868	Jerusalem 02-6546200	Haifa 04-8680600	Beer Sheva 077-7784100	Bnei Brak 073-7145300	Kiryat Shmona 077-5054906	Petah Tikva 077-7784180	Modiin Ilit 08-9744111	Nazrat Ilit 04-6555888

Main office: Beit Amot BDO, 48 Menachem Begin Road, Tel Aviv, 6618001 Email: bdo@bdo,co.il Website: www.bdo.co.il

BDO Israel, an Israeli partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firm